Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

LIBERTY GLOBAL, INC.

      LIBERTY GLOBAL, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      (1) The name of the Corporation is Liberty Global, Inc. The original Certificate of Incorporation of the Corporation was filed on January 13, 2005. The name under which the Corporation was originally incorporated is New Cheeta, Inc. A Certificate of Amendment to Certificate of Incorporation was filed on January 18, 2005, changing the name of the Corporation to Liberty Global, Inc.

      (2) This Restated Certificate of Incorporation restates and amends the Certificate of Incorporation of the Corporation, as amended prior to the date hereof.

      (3) This Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

      (4) This Restated Certificate of Incorporation shall become effective upon its filing with the Secretary of State of the State of Delaware.

      (5) Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, the text of the Certificate of Incorporation is hereby restated to read in its entirety as follows:

“ARTICLE I

NAME

      The name of the corporation is Liberty Global, Inc. (the “Corporation”).

ARTICLE II

REGISTERED OFFICE

      The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, 19808. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

PURPOSE

      The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (as the same may be amended from time to time, “DGCL”).

ARTICLE IV

AUTHORIZED STOCK

      The total number of shares of capital stock which the Corporation shall have authority to issue is one billion one hundred million (1,100,000,000) shares, which shall be divided into the following classes:

            (a) One billion fifty million (1,050,000,000) shares shall be of a class designated Common Stock, par value $0.01 per share (“Common Stock”), such class to be divided into series as provided in Section A of this Article IV; and

            (b) Fifty million (50,000,000) shares shall be of a class designated Preferred Stock, par value $0.01 per share (“Preferred Stock”), such class to be issuable in series as provided in Section B of this Article IV.

      The description of the Common Stock and the Preferred Stock of the Corporation, and the relative rights, preferences and limitations thereof, or the method of fixing and establishing the same, are as hereinafter in this Article IV set forth:

SECTION A

SERIES A COMMON STOCK, SERIES B COMMON STOCK
AND SERIES C COMMON STOCK

      Five hundred million (500,000,000) shares of Common Stock shall be of a series designated as Series A Common Stock (the “Series A Common Stock”), fifty million (50,000,000) shares of Common Stock shall be of a series designated as Series B Common Stock (the “Series B Common Stock”) and five hundred million (500,000,000) shares of Common

Stock shall be of a series designated as Series C Common Stock (the “Series C Common Stock”).

      Each share of common stock, par value $0.01 per share (“Old Common Stock”), of the Corporation issued and outstanding immediately prior to the effectiveness of this Restated Certificate of Incorporation (the “Effective Time”) shall be reclassified as and converted into one fully paid and non-assessable share of Series A Common Stock such that at the Effective Time each holder of record of one share of Old Common Stock shall, without further action, be and become the holder of record of one share of Series A Common Stock. Any certificate that previously represented a share of Old Common Stock shall represent, from and following the Effective Time, a share of Series A Common Stock without the necessity for any exchange of certificates.

      Each share of Series A Common Stock, each share of Series B Common Stock and each share of Series C Common Stock shall, except as otherwise provided in this Section A, be identical in all respects and shall have equal rights, powers and privileges.

      1. Voting Rights.

      Holders of Series A Common Stock shall be entitled to one vote for each share of such stock held, and holders of Series B Common Stock shall be entitled to ten votes for each share of such stock held, on all matters that may be submitted to a vote of stockholders at any annual or special meeting thereof (regardless of whether such holders are voting together with the holders of all series of Common Stock that are Voting Securities (as defined in Article V, Section C), or as a separate class with the holders of one or more series of Common Stock or as a separate series of Common Stock). Holders of Series C Common Stock shall not be entitled to any voting powers, except as otherwise required by the laws of the State of Delaware. When the vote or consent of the holders of Series C Common Stock is required by the laws of the State of Delaware, the holders of Series C Common Stock shall be entitled to 1/100th of a vote per share. Except as may otherwise be required by the laws of the State of Delaware or, with respect to any series of Preferred Stock, in any resolution or resolutions providing for the establishment of such series pursuant to authority vested in the Board of Directors by Article IV, Section B, of this Restated Certificate of Incorporation (as it may from time to time hereafter be amended or restated, the “Certificate”), the holders of outstanding shares of Series A Common Stock, the holders of outstanding shares of Series B Common Stock and the holders of outstanding shares of each series of Preferred Stock entitled to vote thereon, if any, shall vote as one class with respect to the election of directors and with respect to all other matters to be voted on by stockholders of the Corporation (including, without limitation, any proposed amendment to this Certificate that would increase the number of authorized shares of Common Stock or any series thereof, the number of authorized shares of Preferred Stock or any series thereof or the number of authorized shares of any other class or series of capital stock or decrease the number of authorized shares of Common Stock or any series thereof, the number of authorized shares of Preferred Stock or any series thereof or the number of authorized shares of any other class or series of capital stock (but not below the number of shares of Common Stock or any series thereof, Preferred Stock or any series thereof or any other class or series of capital stock then outstanding)), and except as required by law no separate vote or consent of the holders of shares of any series of Common Stock or any series of Preferred Stock shall be required for the approval of any such matter.

      2. Conversion Rights.

      Each share of Series B Common Stock shall be convertible, at the option of the holder thereof, into one fully paid and non-assessable share of Series A Common Stock. Any such conversion may be effected by any holder of Series B Common Stock by surrendering such holder’s certificate or certificates for the Series B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Series B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Series B Common Stock represented by such certificate and stating the name or names in which such holder desires the certificate or certificates representing shares of Series A Common Stock to be issued and, if less than all of the shares of Series B Common Stock represented by one certificate are to be converted, the name or names in which such holder desires the certificate representing shares of Series B Common Stock to be issued. If so required by the Corporation, any certificate representing shares surrendered for conversion in accordance with this paragraph shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder of such shares or the duly authorized representative of such holder, and shall, if required by this Section A.2., be accompanied by payment, or evidence of payment, of applicable issue or transfer taxes. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder’s nominee or nominees, a certificate or certificates representing the number of shares of Series A Common Stock to which such holder shall be entitled as herein provided. If less than all of the shares of Series B Common Stock represented by any one certificate are to be converted, the Corporation shall issue and deliver to such holder or such holder’s nominee or nominees a new certificate representing the shares of Series B Common Stock not converted. Such conversion shall be deemed to have been made at the close of business on the date of receipt by the Corporation or any such transfer agent of the certificate or certificates, notice and, if required, instruments of transfer and payment or evidence of payment of taxes referred to above, and the person or persons entitled to receive the Series A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such Series A Common Stock on that date. A number of shares of Series A Common Stock equal to the number of shares of Series B Common Stock outstanding from time to time shall be set aside and reserved for issuance upon conversion of shares of Series B Common Stock. Shares of Series B Common Stock that have been converted hereunder shall become treasury shares that may be issued or retired by resolution of the Board of Directors. Shares of Series A Common Stock and shares of Series C Common Stock shall not be convertible into shares of any other series of Common Stock.

      The Corporation shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of certificates representing shares of Common Stock on conversion of shares of Series B Common Stock pursuant to this Section A.2. The Corporation shall not, however, be required to pay any tax that may be payable in respect of any issue or delivery of certificates representing any shares of Common Stock in a name other than that in which the shares of Series B Common Stock so converted were registered and no such issue or delivery shall be made unless and until the person requesting the same has paid to the Corporation the amount of any such tax or has established to the satisfaction of the Corporation that such tax has been paid.

      3. Dividends Generally.

      Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more series of Common Stock, the Corporation also shall pay to the holders of each other series of Common Stock a dividend per share equal to the dividend per share paid to the holders of such first one or more series of Common Stock, such that the dividend paid on each share of Common Stock, regardless of series, is the same. Dividends shall be payable only as and when declared by the Board of Directors of the Corporation out of assets of the Corporation legally available therefor. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more series of Common Stock, the Corporation shall also pay a dividend that consists of a Share Distribution to the holders of each other series of Common Stock as provided in Section A.4. below. For purposes of this Section A.3. and Section A.4. below, a “Share Distribution” shall mean a dividend payable in shares of any class or series of capital stock, Convertible Securities (as defined in Section A.4.) or other equity securities of the Corporation or any other corporation, partnership, limited liability company, joint venture, trust, unincorporated association or other legal entity (all of the foregoing and any natural person, a “Person”).

      4. Share Distributions.

      If at any time a Share Distribution is to be made with respect to the Series A Common Stock, Series B Common Stock or Series C Common Stock, such Share Distribution may be declared and paid only as follows:

      (a) a Share Distribution (i) consisting of shares of Series A Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series A Common Stock) may be declared and paid to holders of Series A Common Stock, Series B Common Stock and Series C Common Stock, on an equal per share basis; or (ii) consisting of shares of Series B Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series B Common Stock) may be declared and paid to holders of Series A Common Stock, Series B Common Stock and Series C Common Stock, on an equal per share basis; or (iii) consisting of shares of Series C Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series C Common Stock) may be declared and paid to holders of Series A Common Stock, Series B Common Stock and Series C Common Stock, on an equal per share basis; or (iv) consisting of shares of Series A Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series A Common Stock) may be declared and paid to holders of Series A Common Stock, shares of Series B Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series B Common Stock) may be declared and paid to holders of Series B Common Stock and shares of Series C Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series C Common Stock) may be declared and paid to holders of Series C Common Stock, in each case on an equal per share basis; and

      (b) a Share Distribution consisting of shares of any class or series of securities of the Corporation or any other Person other than Series A Common Stock, Series B Common Stock or Series C Common Stock (or Convertible Securities that are convertible into, exchangeable for or evidence the right to purchase shares of Series A Common Stock, Series B Common Stock or Series C Common Stock), may be declared and paid either on the basis of a distribution of (i) identical securities, on an equal per share basis, to holders of Series A Common Stock, Series B Common Stock and Series C Common Stock, (ii) separate classes or series of securities, on an equal per share basis to the holders of each series of Common Stock or (iii) a separate class or series of securities to the holders of one or more series of Common Stock and, on an equal per share basis, a different class or series of securities to the holders of all other series of Common Stock; provided, that, in the case of clauses (ii) and (iii), (x) such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the securities into which such Convertible Securities are convertible or for which they are exchangeable or which they evidence the right to purchase) do not differ in any respect other than their relative voting rights (and related differences in designation, conversion and Share Distribution provisions), with holders of shares of Series B Common Stock receiving securities of the class or series having (or convertible into, exchangeable for or evidencing the right to purchase securities having) the highest relative voting rights and the holders of shares of each other series of Common Stock receiving securities of a class or series having (or convertible into, exchangeable for or evidencing the right to purchase securities having) lesser relative voting rights, in each case without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and related differences in designation, conversion and Share Distribution provisions) among the Series A Common Stock, the Series B Common Stock and the Series C Common Stock, and (y) in the event the securities to be received by the holders of shares of Common Stock other than the Series B Common Stock consist of different classes or series of securities, with each such class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exchangeable or which such class or series evidences the right to purchase) differing only with respect to the relative voting rights of such class or series (and the related differences in designation, conversion, redemption and Share Distribution provisions), then such classes or series of securities shall be distributed to the holders of each series of Common Stock (other than the Series B Common Stock) (A) as the Board of Directors determines or (B) such that the relative voting rights (and related differences in designation, conversion, redemption and Share Distribution provisions) of the class or series of securities (or the securities into which such class or series is convertible or for which such class or series is exchangeable or which such class or series evidences the right to purchase) to be received by the holders of each series of Common Stock (other than the Series B Common Stock) corresponds to the extent practicable to the relative voting rights (and related differences in designation, conversion, redemption and Share Distribution provisions) of such series of Common Stock, as compared to the other series of Common Stock (other than the Series B Common Stock).

      As used herein, the term “Convertible Securities” means (x) any securities of the Corporation (other than any series of Common Stock) that are convertible into, exchangeable for or evidence the right to purchase any shares of any series of Common Stock, whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise, and (y) any securities of any other Person that are convertible into, exchangeable for or evidence the right to purchase, securities of such Person or any other Person, whether upon conversion exercise, exchange, pursuant to antidilution provisions of such securities or otherwise.

      5. Reclassification.

      The Corporation shall not reclassify, subdivide or combine one series of Common Stock without reclassifying, subdividing or combining each other series of Common Stock on an equal per share basis.

      6. Liquidation and Dissolution.

      In the event of a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and liabilities of the Corporation and subject to the prior payment in full of the preferential amounts to which any series of Preferred Stock is entitled, the holders of shares of Series A Common Stock, the holders of shares of Series B Common Stock and the holders of shares of Series C Common Stock shall share equally, on a share for share basis, in the assets of the Corporation remaining for distribution to its common stockholders. Neither the consolidation or merger of the Corporation with or into any other Person or Persons nor the sale, transfer or lease of all or substantially all of the assets of the Corporation shall itself be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph 6.

SECTION B

PREFERRED STOCK

      The Preferred Stock may be divided and issued in one or more series from time to time, with such powers, designations, preferences and relative, participating, optional or other rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in a resolution or resolutions providing for the issue of each such series adopted by the Board of Directors (a “Preferred Stock Designation”). The Board of Directors, in the Preferred Stock Designation with respect to a series of Preferred Stock (a copy of which shall be filed as required by law), shall, without limitation of the foregoing, fix the following with respect to such series of Preferred Stock:

      (i) the distinctive serial designations and the number of authorized shares of such series, which may be increased or decreased, but not below the number of shares thereof then outstanding, by a certificate made, signed and filed as required by law (except where otherwise provided in a Preferred Stock Designation);

      (ii) the dividend rate or amounts, if any, for such series, the date or dates from which dividends on all shares of such series shall be cumulative, if dividends on stock of such series shall be cumulative, and the relative preferences or rights of priority, if any, or participation, if any, with respect to payment of dividends on shares of such series;

      (iii) the rights of the shares of such series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, if any, and the relative preferences or rights of priority, if any, of payment of shares of such series;

      (iv) the right, if any, of the holders of such series to convert or exchange such stock into or for other classes or series of a class of stock or indebtedness of the Corporation or of another Person, and the terms and conditions of such conversion or exchange, including provision for the adjustment of the conversion or exchange rate in such events as the Board of Directors may determine;

      (v) the voting powers, if any, of the holders of such series;

      (vi) the terms and conditions, if any, for the Corporation to purchase or redeem shares of such series; and

      (vii) any other relative rights, powers, preferences and limitations, if any, of such series.

      The Board of Directors is hereby expressly authorized to exercise its authority with respect to fixing and designating various series of the Preferred Stock and determining the relative rights, powers and preferences, if any, thereof to the full extent permitted by applicable law, subject to any stockholder vote that may be required by this Certificate. All shares of any one series of the Preferred Stock shall be alike in every particular. Except to the extent otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, the holders of shares of such series shall have no voting rights except as may be required by the laws of the State of Delaware. Further, unless otherwise expressly provided in the Preferred Stock Designation for a series of Preferred Stock, no consent or vote of the holders of shares of Preferred Stock or any series thereof shall be required for any amendment to this Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of Preferred Stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of Preferred Stock or such series, as the case may be, then outstanding).

      Except as may be provided by the Board of Directors in a Preferred Stock Designation or by law, shares of any series of Preferred Stock that have been redeemed (whether through the operation of a sinking fund or otherwise) or purchased by the Corporation, or which, if convertible or exchangeable, have been converted into or exchanged for shares of stock of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock and may be reissued as a part of the series of which they were originally a part or may be reissued as part of a new series of Preferred Stock to be created by a Preferred Stock Designation or as part of any other series of Preferred Stock.

ARTICLE V

DIRECTORS

SECTION A

NUMBER OF DIRECTORS

      The governing body of the Corporation shall be a Board of Directors. Subject to any rights of the holders of any series of Preferred Stock to elect additional directors, the number of directors shall not be less than three (3) and the exact number of directors shall be fixed by the Board of Directors by resolution adopted by the vote of 75% of the members then in office. Election of directors need not be by written ballot.

SECTION B

CLASSIFICATION OF THE BOARD

      Except as otherwise fixed by or pursuant to the provisions of Article IV hereof relating to the rights of the holders of any series of Preferred Stock to separately elect additional directors, which additional directors are not required to be classified pursuant to the terms of such series of Preferred Stock, the Board of Directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as possible, of a number of directors equal to one-third (1/3) of the number of members of the Board of Directors authorized as provided in Section A of this Article V. The term of office of the initial Class I directors shall expire at the annual meeting of stockholders in 2006; the term of office of the initial Class II directors shall expire at the annual meeting of stockholders in 2007; and the term of office of the initial Class III directors shall expire at the annual meeting of stockholders in 2008. At each annual meeting of stockholders of the Corporation the successors of that class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. The directors of each class will hold office until their respective successors are elected and qualified or until such director’s earlier death, resignation or removal.

SECTION C

REMOVAL OF DIRECTORS

      Subject to the rights of the holders of any series of Preferred Stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding shares of Series A Common Stock, Series B Common Stock and any series of Preferred Stock entitled to vote with the holders of the Series A Common Stock and the Series B Common Stock generally upon all matters that may be submitted to a vote of stockholders at any annual or special meeting thereof (collectively, “Voting Securities”).

SECTION D

NEWLY CREATED DIRECTORSHIPS AND VACANCIES

      Subject to the rights of holders of any series of Preferred Stock, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, shall be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, except as may be provided in a Preferred Stock Designation with respect to any additional director elected by the holders of the applicable series of Preferred Stock.

SECTION E

LIMITATION ON LIABILITY AND INDEMNIFICATION

      1. Limitation On Liability.

      To the fullest extent permitted by the DGCL as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph 1 shall be prospective only and shall not adversely affect any limitation, right or protection of a director of the Corporation existing at the time of such repeal or modification.

      2. Indemnification.

            (a) Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Section E. The Corporation shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

            (b) Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a director or officer in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this paragraph or otherwise.

            (c) Claims. If a claim for indemnification or payment of expenses under this paragraph is not paid in full within 30 days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

            (d) Non-Exclusivity of Rights. The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate, the Bylaws, agreement, vote of stockholders or resolution of disinterested directors or otherwise.

            (e) Insurance. The Board of Directors may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (i) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this Section E; and (ii) to indemnify or insure directors and officers against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Section E.

            (f) Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity.

      3. Amendment or Repeal.

      Any amendment, modification or repeal of the foregoing provisions of this Section E shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

SECTION F

AMENDMENT OF BYLAWS

      In furtherance and not in limitation of the powers conferred by the DGCL, the Board of Directors, by action taken by the affirmative vote of not less than 75% of the members of the Board of Directors then in office, is hereby expressly authorized and empowered to adopt, amend or repeal any provision of the Bylaws of this Corporation.

ARTICLE VI

MEETINGS OF STOCKHOLDERS

SECTION A

ANNUAL AND SPECIAL MEETINGS

      Subject to the rights of the holders of any series of Preferred Stock, stockholder action may be taken only at an annual or special meeting. Except as otherwise provided in a Preferred Stock Designation with respect to any series of Preferred Stock or unless otherwise prescribed by law or by another provision of this Certificate, special meetings of the stockholders of the Corporation, for any purpose or purposes, shall be called by the Secretary of the Corporation at the request of at least 75% of the members of the Board of Directors then in office.

SECTION B

ACTION WITHOUT A MEETING

      Except as otherwise provided in a Preferred Stock Designation with respect to any series of Preferred Stock, no action required to be taken or which may be taken at any annual meeting or special meeting of stockholders may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

ARTICLE VII

ACTIONS REQUIRING SUPERMAJORITY STOCKHOLDER VOTE

      Subject to the rights of the holders of any series of Preferred Stock, the affirmative vote of the holders of at least 80% of the total voting power of the then outstanding Voting Securities, voting together as a single class at a meeting specifically called for such purpose, shall be required in order for the Corporation to take any action to authorize:

            (a) the amendment, alteration or repeal of any provision of this Certificate or the addition or insertion of other provisions herein; provided, however, that this clause (a) shall not apply to any such amendment, alteration, repeal, addition or insertion (i) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation’s stockholders, or (ii) that at least 75% of the members of the Board of Directors then in office have approved;

            (b) the adoption, amendment or repeal of any provision of the Bylaws of the Corporation; provided, however, that this clause (b) shall not apply to, and no vote of the stockholders of the Corporation shall be required to authorize, the adoption, amendment or repeal of any provision of the Bylaws of the Corporation by the Board of Directors in accordance with the power conferred upon it pursuant to Section F of Article V of this Certificate;

            (c) the merger or consolidation of this Corporation with or into any other corporation; provided, however, that this clause (c) shall not apply to any such merger or consolidation (i) as to which the laws of the State of Delaware, as then in effect, do not require the consent of this Corporation’s stockholders, or (ii) that at least 75% of the members of the Board of Directors then in office have approved;

            (d) the sale, lease or exchange of all, or substantially all, of the assets of the Corporation; provided, however, that this clause (d) shall not apply to any such sale, lease or exchange that at least 75% of the members of the Board of Directors then in office have approved; or

            (e) the dissolution of the Corporation; provided, however, that this clause (e) shall not apply to such dissolution if at least 75% of the members of the Board of Directors then in office have approved such dissolution.

Subject to the foregoing provisions of this Article VII, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other Persons whomsoever by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this Article VII.

ARTICLE VIII

SECTION 203 OF THE DGCL

      The Corporation expressly elects not to be governed by Section 203 of the DGCL.”

      IN WITNESS WHEREOF, the undersigned has signed this Restated Certificate of Incorporation this 15th day of June, 2005.

LIBERTY GLOBAL, INC.
By:	/s/ Elizabeth M. Markowski
	Name:	Elizabeth M. Markowski
	Title:	Secretary